UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2013

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

On December 19, 2013, the Board of Directors of Authentidate Holding Corp. (the “Company”) fixed May 1, 2014 as the date of the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). Because the 2014 Annual Meeting will be held more than 30 days prior to the one-year anniversary of the date of the Company’s 2013 Annual Meeting of Stockholders, the due dates for the submission of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s bylaws listed in the Company’s 2013 Proxy Statement on Schedule 14A as filed with the SEC on May 24, 2013 are no longer applicable. Any such stockholder proposals or nominations, including any notice on Schedule 14N, intended to be considered for inclusion in the Company’s proxy materials for its 2014 Annual Meeting must be received by the Company at its principal offices, located at 300 Connell Drive, 5th Floor, Berkeley Heights, N.J. 07922, by no later than February 28, 2014 and directed to the attention of the Corporate Secretary. Other requirements for inclusion in the Company’s proxy materials are set forth in the rules and regulations promulgated by the SEC and the Company’s bylaws. The Company currently intends to make its proxy materials for its 2014 Annual Meeting available beginning on or about March 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
	Name:	O’Connell Benjamin
	Title:	Chief Executive Officer and President

Date: December 20, 2013

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